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                                                                     EXHIBIT 5.1


                               September 3, 2003


Maxtor Corporation
500 McCarthy Boulevard
Milpitas, California 95035

         RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         As counsel to Maxtor Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (such registration statement, as it may be amended from time to time, is herein referred to as the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of $230,000,000 aggregate principal amount of 6.80% Convertible Senior Notes Due 2010 (the "Notes") and 18,756,362 shares of Common Stock, $0.01 par value, of the Company issuable upon conversion of the Notes (the "Conversion Shares") which may be offered and sold by the selling securityholders named therein.

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         We are of the opinion that the Notes have been duly authorized by the Company and are in the form contemplated by the Indenture dated as of May 7, 2003, between the Company and U.S. Bank National Association, as Trustee. The Indenture has been duly authorized, executed and delivered by the Company. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the provisions of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein, as originally filed or as subsequently amended.

                                     Very truly yours,

                                     /s/ Gray Cary Ware & Freidenrich LLP
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                                     Gray Cary Ware & Freidenrich LLP